Exhibit 3.37

NOU-05-2004 15:16	MYERS NELSON ET AL	616 233 9640 P.03/03

CERTIFICATE OF FORMATION

OF

OHI ASSET (OH) LENDER, LLC

This Certificate of Formation of OHI ASSET (OH) LENDER, LLC, dated as of November 5, 2004, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, (6 Del.C. §§ 18-101, et seq.)

FIRST.            The name of the limited liability company formed hereby is OHI ASSET (OH) LENDER, LLC.

SECOND.      The address of its registered office in the State of Delaware is do The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Mark E. Derwent
Mark E. Derwent
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:56 PM 11/05/2004
FILED 02:56 PM 11/05/2004
SW 040801042 - 3878031 FILE